EXHIBIT 11

                     BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

                  STATEMENT RE COMPUTATION OF INCOME PER SHARE

                             WEIGHTED AVERAGE SHARES




                                                    Quarter Ended March 31,
                                              ----------------------------------
                                                    1997              1996
                                              ---------------  -----------------

Average common stock outstanding                   4,380,024          2,560,417

Net effect of dilutive common stock
   equivalents-based on treasury stock
   method using average market price                 445,558           -

Issuance of "cheap stock"                           -                     4,357

                                              ---------------  -----------------
                                                   4,825,582          2,564,774
                                              ===============  =================


Net income (loss)                              $     147,758    $       (96,539)
                                              ===============  =================


Net income (loss) per share                             0.03              (0.04)
                                              ===============  =================



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